UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware		001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way			77070
Houston,	Texas
(Address of principal executive offices)			(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered			Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests			The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Securities registered pursuant to section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of listing of the common units representing limited partner interests (the “Common Units”) of Noble Midstream Partners LP (the “Partnership”) from the New York Stock Exchange to the Nasdaq Global Select Market. The transfer of listing is to occur at the opening of trading on December 30, 2019.
The description under the headings “Description of Common Units”, “Provisions of our Partnership Agreement Relating to Cash Distributions”, and “Our Partnership Agreement” relating to the registrant’s Common Units, in the Prospectus included in the registrant’s Registration Statement on Form S-3, File No. 333-235652, filed with the Securities and Exchange Commission on December 20, 2019, is incorporated herein by reference.

Item 2. Exhibits
None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	December 27, 2019	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
General Counsel and Secretary